UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
January 30, 2009
PINNACLE AIRLINES CORP.
(Exact Name of Registrant as Specified in Charter)

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)
Delaware	001-31898	03-0376558
(Address of principal executive offices)	(Zip Code)
1689 Nonconnah Blvd, Suite 111 Memphis, TN	38132
Registrant’s telephone number, including area code
(901)-348-4100
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 30, 2009, Pinnacle Airlines Corp. and its wholly owned subsidiary, Colgan Air, Inc. (“Colgan”), (collectively, the “Company”), entered into a short-term pre-delivery payment financing facility (the “Facility”) with Export Development Canada (“EDC”) to finance certain ongoing pre-delivery payments under Colgan’s aircraft purchase agreements.  Draws under the Facility will bear interest at the 6 month LIBOR rate plus 2.50%.  Upon execution, the Company received approximately $4.9 million as an advance under the Facility for pre-delivery payments payable to the aircraft manufacturer.  The Company will repay a portion of the Facility to EDC prior to the delivery of each related aircraft covered under the Facility.  In accordance with generally accepted accounting principles, the Company will capitalize all interest expense related to the financing of pre-delivery payments as part of the acquisition cost of the related aircraft.  The Company expects that the Facility will be fully repaid prior to July 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PINNACLE AIRLINES CORP.
(Registrant)

By: /s/ Brian T. Hunt
Brian T. Hunt
Vice President and General Counsel
February 4, 2009

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